UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2025 (June 20, 2025)

4FRONT VENTURES CORP.

(Exact name of registrant as specified in its charter}

British Columbia	000-56075	83-4168417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11811 N. Tatum Blvd., Suite 3031

Phoenix, Arizona 85028

(Address of principal executive offices including zip code)

(602) 428-5337

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Subordinate Voting Shares, no par value	FFNTF	OTC Pink Markets
	FFNT	CSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03.	Bankruptcy or Receivership.

On June 20, 2025, in the previously announced voluntary receivership proceedings titled In re 4Front U.S. Holdings, Inc. et al, case number 2584CV01405 in the Massachusetts Superior Court for Suffolk County, Business Litigation Session, an order was entered appointing Jacques Santucci of Opus Consulting LLC receiver (“Receiver”) over all the United States subsidiaries of 4Front Ventures Corp. (the “Company”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

With the appointment of the Receiver and the Company’s previously announced assignment pursuant to Canada’s Bankruptcy and Insolvency Act, on June 26, 2025, Kris Krane and David Daily resigned from the Company’s Board of Directors, effective that day. Mr. Krane was both the Chair of the Board and a member of the Audit Committee; Mr. Daily was a director and Chair of the Audit Committee. The resignations were not in connection with any disagreement with the Company about its operations, policies, or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	4FRONT	VENTURES CORP.

Date: June 26, 2025		/s/ Andrew Thut
Andrew Thut
Chief Executive Officer